UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 14, 2010

AXION INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, NJ 07974 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 908-542-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2010, Lori Jones resigned from the Board of Directors of Axion International Holdings, Inc. (the “Company”) and its subsidiary Axion International Inc.  The resignation of Ms. Jones was not a result of any disagreement with the Company.

The Board of Directors of the Company appointed Michael Dodd and Perry P. Jacobson as members of the Board of Directors effective September 20, 2010.

Mr. Dodd is currently serving as the Chief Executive Officer of 3D Global Solutions Inc. (“3D”).  3D provides professional program management services to governments, corporations and global organizations.  His responsibilities at 3D include providing senior leadership in all aspects of sales, marketing, production, and administration. Prior to joining 3D, Mr. Dodd was a Managing Director of the Federal Technology Group of Audio Visual Innovations, Inc., where he served as an advisor to management and the Board of Directors in matters relating to strategic growth in vertical market opportunities.  Mr. Dodd graduated from Catholic University of America with a B.A. in Political Science in 1994.  He also served in the United States Military from September 1989 through October 2000.

Mr. Jacobson is currently serving as a Managing Director at Brookstone Partners (“Brookstone”).  In his role at Brookstone, Mr. Jacobson is responsible for managing B.P. Mezzanine Capital, LLC, a captive mezzanine fund which primarily invests alongside Brookstone’s equity capital as well as working with the firm's Limited Partners.  Prior to joining Brookstone, Mr. Jacobson was a specialist on the New York Stock Exchange from 1982 to 2004.  He started his career with CMJ Partners and continued with Wagner, Stott and Mercator after their merger.  Mr. Jacobson became a member of the managing committee at each firm where he was involved in both day to day and policy decisions.  Mr. Jacobson was also a NYSE Floor Governor and a member of the NYSE Market Performance Committee which sets rules and procedures for NYSE trading.  Mr. Jacobson graduated from Boston University with a B.S. in Business Administration in 1981.

With respect to the appointment of Mr. Dodd and Mr. Jacobson, there are no arrangements or understandings between either of them and the Company and any other persons pursuant to which they were selected as directors.  At the present time, there are no compensation arrangements between the Company and either of the new directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 20, 2010

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ James Kerstein
Name: James Kerstein
Title: Chief Executive Officer